Exhibit 99.1

Immune Design Reports First Quarter 2015 Financial Results

Company to hold conference call to review financial results and provide

ASCO clinical research update at 8:30 a.m. Eastern today

SEATTLE and SOUTH SAN FRANCISCO, May 14, 2015 — Immune Design (Nasdaq: IMDZ), a clinical-stage immunotherapy company focused on oncology, today reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	In March 2015, Immune Design announced the dosing of patients in a Phase 1b clinical trial of CMB305. CMB305 is a novel immuno-oncology combination product candidate that involves the sequential dosing of two complementary agents, LV305 and G305, and is designed to synergistically induce anti-tumor cytotoxic T lymphocytes (CTLs) to target tumors that express NY-ESO-1, a tumor antigen found in a broad set of tumors. The open label, multi-center trial is designed to evaluate the safety and tolerability, immunogenicity, and preliminary clinical efficacy of CMB305 in patients with locally advanced, relapsed or metastatic solid cancers expressing NY-ESO-1. The study is divided into two parts. Part 1 is a dose escalation study in up to 12 patients. Part 2 will be an expansion study of the optimal dose in approximately 27 patients.

•	In March 2015, Immune Design announced that the Chancery Court denied TVS’s motion for preliminary injunction after months of extensive discovery, voluminous briefing and a day-long hearing in which the parties aired their views fully. The Court has not yet made any final determination on the merits of the lawsuit, which will be determined after a full trial. A trial date has not yet been set.

•	On March 31, 2015 Immune Design announced positive topline data from the Phase 1 trials of three immuno-oncology agents, LV305, G305 and G100. In May 2015, Immune Design disclosed the positive data from these three studies that will be presented at the 2015 American Society of Clinical Oncology (ASCO) Annual Meeting, which will take place May 29 to June 2, 2015 in Chicago. Please see the company’s press release dated May 13, 2015 for the trial data and presentation information.

Follow-on Financing

•	In April 2015, Immune Design completed an underwritten follow-on public offering, which resulted in the sale of 3,000,000 shares of common stock, at a price of $26.50 per share. Net proceeds from the offering were $74.2 million after deducting underwriting discounts, commissions and estimated expenses.

First Quarter 2015 Financial Highlights

•	Immune Design ended the first quarter of 2015 with $60.2 million in cash and cash equivalents, compared to $75.4 million as of December 31, 2014.

•	Revenue for the first quarter of 2015 was $1.9 million in total revenues, primarily attributable to collaboration revenue associated with the Sanofi G103 collaboration established in the fourth quarter of 2014.

•	Research and development expenses for the first quarter of 2015 were $7.5 million, compared with $4.1 million for the first quarter of 2014. The increase of $3.4 million was primarily due to contract manufacturing of G103, which is paid for under the Sanofi collaboration, contract manufacturing and clinical trials support for CMB305, and an increase in personnel-related expenses as a result of growth in research and development headcount.

•	General and administrative expenses for the first quarter of 2015 were $3.8 million, compared to $1.4 million for the same quarter in 2014. The $2.4 million increase was driven primarily by the increased costs for professional service fees to support operations as a public company and the legal services to defend ongoing litigation.

•	Net loss for the first quarter of 2015 was $9.4 million, compared to $8.2 million for the first quarter 2014.

Conference Call Information

Immune Design will host a conference call and live audio webcast this morning at 5:30 a.m. PDT/8:30 a.m. EST to provide a corporate update and discuss its financial results as well as provide an ASCO clinical research update. To participate in the conference call, please dial (844) 831-3023 (domestic) or (920) 663-6275 (international) and refer to conference ID 46914908. To access the live webcast, please visit the “Events & Presentations” page under the “Investors” tab on Immune Design’s website at www.immunedesign.com.

An archived copy of the webcast will be available on Immune Design’s website beginning approximately two hours after the conference call. Immune Design will maintain an archived replay of the webcast on its website for at least 30 days after the conference call.

About Immune Design

Immune Design is a clinical-stage immunotherapy company employing next-generation in vivo approaches to enable the body’s immune system to fight disease. The company’s technologies are engineered to activate the immune system’s natural ability to generate and/or expand antigen-specific cytotoxic T cells, while enhancing other immune effectors, to fight cancer and other chronic diseases. CMB305 and G100, the two-pronged focus of Immune Design’s ongoing immuno-oncology clinical programs, are the product of its two synergistic discovery platforms, ZVexTM and GLAASTM. Immune Design has offices in Seattle and South San Francisco. For more information, visit www.immunedesign.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Immune Design’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the timing of initiation, progress and scope of clinical trials for Immune Design’s product candidates and the reporting of clinical data regarding Immune Design’s product candidates. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrolment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of Immune Design’s collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Immune Design’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Immune Design’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Immune Design assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Immune Design

Selected Balance Sheet Data

(In Thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$60,230	$75,354
Total assets	63,297	78,383
Total Current liabilities	4,976	11,947
Total stockholders’ equity	58,248	66,346

Statements of Operation Data (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Product sales	$89	$25
Other, net	1,849	—

Total revenues	1,938	25
Operating expenses:
Cost of product sales	79	14
Research and development	7,463	4,078
General and administrative	3,802	1,446

Total operating expenses	11,344	5,538

Loss from operations	(9,406)	(5,513)
Interest and other income	—	1
Change in fair value of convertible preferred stock warrant liability	—	(2,711)

Net loss attributable to common stockholders	$(9,406)	$(8,223)

Basic and diluted net loss per share attributable to common stockholders	$(0.56)	$(22.25)

Weighted-average shares used to compute basic and diluted net loss per share attributable to common stockholders	16,944,871	369,656

Media Contact

Julie Rathbun

Rathbun Communications

julie@rathbuncomm.com

206-769-9219

Investor Contact

Shari Annes

Annes Associates

shari.annes@immunedesign.com

650-888-0902

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